STOCK PURCHASE AGREEMENT
AMENDMENT NO. 1

This Amendment (this "Amendment") is entered into as of December ___, 2005, by and among Parallel Technologies, Inc., a Nevada corporation (the "Company"), Dalian Fushi Bimetallic Manufacturing Company, Ltd., a company organized under the laws of the People's Republic of China ("Dalian Fushi"), the persons listed on the signature pages hereto as management of Dalian Fushi ("Management"), Chinamerica Fund, LP, a Texas limited partnership ("CA"), and the other investors listed on the signature pages hereto (CA and the other investors shall be referred to individually as an "Investor" and collectively as the "Investors"). The Investors, Dalian Fushi, Management and the Company are also referred to individually herein as a "Party" and collectively herein as the "Parties."

PRELIMINARY STATEMENTS

A. On December __, 2005, the Company, Dalian Fushi, Management and the other parties thereto entered into a Stock Purchase Agreement (the "Agreement") pursuant to which the Company will issue and sell to the Investors, and the Investors will subscribe for and acquire from the Company, a substantial equity interest in the Company upon the terms and conditions set forth therein.

B. In entering into the Agreement, it was contemplated that Enable Growth Partners, L.P. and Enable Opportunity Partners, L.P. (together "Enable") would participate as investors. Enable has not signed the Agreement and will not be an Investor.

C. Certain other Investors desire to change the amount of equity interests to be received from the Company.

D. The Investors wish to proceed with an investment in the Company and accept any new Investors. The Investors hereby agree to amend the Agreement.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1. **DEFINITIONS.**

Unless otherwise set forth herein, the capitalized terms used herein shall have the same meanings as set forth in the Agreement.

2. **AMENDMENTS.**

(a) **Amendment to Section 2(a).** Section 2(a) and Section 2(a)(i) of the Agreement shall be deleted and the following shall be substituted therefor:

> (a) **Purchase and Sale of Shares.** On the basis of the representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the Investors, and the Investors, severally and not jointly, agree to purchase

The Parties have executed and delivered this Amendment as of the date indicated in the first sentence of this Amendment.

PARALLEL TECHNOLOGIES, INC.

By: ______________________
Name: Li Fu
Title: President

DALIAN FUSHI BIMETALLIC MANUFACTURING COMPANY, LTD.

By: ______________________
Name: Li Fu
Title: President

MANAGEMENT OF DALIAN FUSHI BIMETALLIC MANUFACTURING COMPANY, LTD.

____
Fu Li

____
Yang Yue

____
Yang Xishan

____
Chunyan Xu

____
Wenbing Chris Wang

(Signatures continue on following page)

RENAISSANCE US GROWTH INVESTMENT TRUST PLC

By: /s/ Russell Cleveland
Name: Russell Cleveland
Title: President, RENN Capital Group, Investment Adviser

BFS US SPECIAL OPPORTUNITIES TRUST PLC

By: /s/ Russell Cleveland
Name: Russell Cleveland
Title: President, RENN Capital Group, Investment Adviser

(Signatures continue on following page)

LAKE STREET FUND LP

By: [signature]
Name: SCOTT HOOD
Title: MANAGER LAKE STREET FUND

FRED L. ASTMAN
WEDBUSH SEC. INC. CUST.
IRA ROLLOVER 10/13/92

[signature]
Fred L. Astman

(Signatures continue on following page)

John Peter Selda

MIDSOUTH INVESTOR FUND LP

By: ______________________________
Lyman O. Heidtke

____
Lyman O. Heidtke

(Signatures continue on following page)

John Peter Selda

MIDSOUTH INVESTOR FUND LP

By:______________________________
Lyman O. Heidtke

____

Lyman O. Heidtke

(Signatures continue on following page)